Exhibit 99.1

Ribbon Communications Inc. Reports

Second Quarter 2020 Financial Results

Revenue for Q2’20 grew to $210 million

Ribbon Announces Strategic Sale of Kandy Communications Platform

Software Product Sales grew 50% in Q2’20 compared to Q2’19

August 5, 2020

Conference Call Details

Conference call to discuss its financial results for the second quarter ended June 30, 2020 on August 5, 2020, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  August 5, 2020
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until August 19, 2020 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13706972.

Investor Relations

Monica Gould

+1 (212) 871-3927

IR@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

WESTFORD, Mass. – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of converged communications software and network solutions to Service Providers, Enterprises, and critical infrastructure sectors, today announced its financial results for the second quarter of 2020.

Revenue for the second quarter of 2020 was $210 million, compared to $145 million for the second quarter of 2019, an increase of 45%. Approximately $64 million of the year-over-year revenue increase was attributable to the acquisition of ECI Telecom Group, Ltd. (ECI), which closed on March 3, 2020.

“We are pleased with our second quarter financial results during these challenging times. Demand for our industry leading voice-over-IP real-time communications solutions was strong as service providers and enterprises continue to increase capacity to support work-from-home communication and collaboration needs. We also began to see a recovery in our Packet Optical business compared to our first quarter 2020 as customers restarted delayed projects and initiated new deployments,” said Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

Mr. McClelland added, “We were especially proud of the confidence that Bharti Airtel has demonstrated in Ribbon to support the upgrade of their packet optical network that will readily support deployment of 5G enabled services.”

Financial Highlights1,2

The following table summarizes the consolidated financial highlights for the three and six months ended June 30, 2020 and 2019 (in millions, except per share amounts).

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
GAAP Revenue	$210	$145	$368	$264
GAAP Net (loss) income	$(8)	$49	$(41)	$19
Non-GAAP Net income	$8	$16	$9	$7
GAAP (loss) per share or diluted earnings per share	$(0.06)	$0.45	$(0.31)	$0.17
Weighted average GAAP shares	144	111	133	110
Non-GAAP Diluted earnings per share	$0.06	$0.14	$0.07	$0.06
Weighted average diluted shares	151	111	136	110
Non-GAAP Adjusted EBITDA	$30	$22	$39	$20

Cash was $94 million at June 30, 2020, compared with $110 million at March 31, 2020 and $51 million at June 30, 2019.

1 Results for the three months ended June 30, 2020 represent three months of Ribbon and ECI.  Results for the three months ended June 30, 2019 represent three months of Ribbon only. Results for the six months ended June 30, 2020 represent six months of Ribbon and the period March 3, 2020 to June 30, 2020 for ECI.

2 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the press release appendix.

“Revenue was $210 million and Adjusted EBITDA was $30 million in the second quarter of 2020,” said Mick Lopez, Chief Financial Officer of Ribbon Communications. “Our 31 percent year-over-year growth in profitability was driven by improving software revenue mix coupled with our cost reduction efforts.”

Customer and Company Highlights

•	In addition to Bharti Airtel’s network expansion with Ribbon’s 5G-native packet optical solution, eight new packet optical customers were added across various industries and geographies.

•	Ribbon secured an order with a major US mobile carrier for a new VoLTE voice transcoding platform to support both 4G AMR wideband voice codec and NextGen 5G Enhanced Voice Services (EVS) codecs.

•	Ribbon partnered with Bandwidth to rapidly increase network capacity leveraging a cloud-based deployment on the AWS public cloud platform to address significant traffic growth. In all, Ribbon supported eight new carriers to increase capacity to address unforeseen demand.

•	Ribbon’s packet optical networking portfolio was ranked “very strong” in a recent GlobalData report that focused specifically on 5G Transport solutions.

•	This week, the Company launched Ribbon Connect, a portfolio of subscription based “as-a-service” offerings. The first offer supports Microsoft Teams Direct Routing and enables carrier-grade voice calling capabilities in minutes.

Kandy Communications Platform Sale

Earlier today, Ribbon announced that it has entered into a definitive agreement with AVCtechnologies to sell the Kandy Communications Platform in an all-stock transaction. The proposed transaction combines AVCtechnologies’ 30+ years of experience delivering exceptional white-glove customer service to enterprise customers across a range of managed IT solutions with Kandy’s pure-play, industry-leading, proprietary UCaaS, CPaaS, and CCaaS platform to provide a best-in-class, end-to-end communication experience for channel partners, their customers and end users.

Under the agreement, AVCtechnologies will issue thirteen million shares of its common stock to Ribbon Communications. The transaction is expected to close in the second half of 2020 and is subject to receipt of the approval of AVCtechnologies’ stockholders, AVCtechnologies’ completion of necessary financing, approval of the lenders under Ribbon’s credit facility, as well as other customary closing conditions.

Business Outlook

The Company’s outlook is based on current indications for its business, which are subject to change. For the third quarter of 2020, the Company projects revenue of $210 million to $220 million, non-GAAP earnings per share of $0.05 to $0.07, and Adjusted EBITDA of $25 million to $29 million. The current outlook provided does not include the effect of the proposed sale of Kandy.

Upcoming Third Quarter 2020 Virtual Investor Conference Schedule

•	August 11, 2020 – Oppenheimer Virtual Technology, Internet & Communications Conference (one-on-one institutional investor meetings).
•	September 1, 2020 – Jefferies Semiconductor, IT Hardware and Communications Infrastructure Summit (one-on-one institutional investor meetings).
•	September 14, 2020 – Jefferies Software Conference (presentation and one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN), which recently merged with ECI Telecom Group, delivers global communications software and network solutions to service providers, enterprises and critical infrastructure sectors. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today’s smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge IP solutions, UCaaS/CPaaS cloud offers, leading-edge software security and analytics tools, as well as packet and optical networking leveraging ECI’s Elastic Network technology. To learn more about Ribbon visit rbbn.com. For more information about our Elastic Network technology packet optical portfolio visit ecitele.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the proposed sale of the Kandy Communications platform, projected revenues, earnings and Adjusted EBITDA for the third quarter 2020 and beyond, the anticipated impact of COVID-19 on our business, the expected benefits from our acquisition of ECI, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to the COVID-19 pandemic and its impact on the global economy and financial markets, as well as on the Company, our customers, and suppliers, which may impact our sales, gross margin, customer demand and our ability to supply our products to our customers; risks that the businesses of ECI will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the merger with ECI; disruptions from the integration efforts that could harm our business; failure to consummate the proposed sale of the Kandy Communications platform; failure to make or take any filing or other action required to consummate the proposed Kandy transaction in a timely matter or at all; failure to satisfy other closing conditions to the Kandy transaction; failure to realize anticipated benefits from the Kandy transaction; potential litigation relating to the proposed Kandy transaction and disruptions from the proposed transaction that could harm our business; the potential impact of announcement or consummation of the proposed Kandy transaction on relationships with third parties, including customers, employees and competitors; our ability to recruit and retain key personnel; reductions in customer spending; geopolitical tensions, including those in India, that could disrupt shipments to customers; a slowdown in customer payments and changes in customer requirements, including the timing of customer purchasing decisions and our recognition of revenues; conditions in the credit markets, credit risks and risks related to the terms of our credit agreement; the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; ability to attract new customers and retain existing customers in the manner anticipated; unpredictable fluctuations in quarterly revenue and business from our existing customers; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; increases in tariffs, trade restrictions or taxes on our products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results from operations. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended March 31, 2020. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

Ribbon Communications’ management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. Budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, including, but not limited to, stock-based compensation; amortization of intangible assets; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; a reduction to deferred purchase consideration; the gain on a litigation settlement; and the tax effect of these adjustments. While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-Based Compensation

Stock-based compensation expense is different from other forms of compensation, as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by an employee, and the cost to us is based on a stock-based compensation valuation methodology, subjective assumptions and the variety of award types, all of which may vary over time. We evaluate performance without these measures because stock-based compensation expense is influenced by the Company’s stock price and other factors, such as volatility and interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans, and we believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance. It is reasonable to expect that stock-based compensation will continue in future periods.

Amortization of Intangible Assets

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

Litigation Costs

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63.0 million (see also “Litigation Settlement” below). In connection with this litigation, we incurred litigation costs beginning in the fourth quarter of 2017. In addition, we reached a settlement with a former business partner of GENBAND regarding amounts loaned to this former business partner that were never repaid. The credit to litigation expense in the second quarter of 2020 represents discounts on certain legal invoices and insurance reimbursements related to litigation aggregating $0.9 million. These litigation costs and credits are included as components of general and administrative expense. We believe that such costs are not part of our core business or ongoing operations. Accordingly, we believe that excluding the litigation costs related to these specific legal matters facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Acquisition- and Integration-Related Expense

We consider certain acquisition- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The size, complexity and/or volume of an acquisition, which often drive the magnitude of acquisition- and integration-related costs, may not be indicative of future acquisition- and integration-related costs. By excluding these acquisition- and integration-related costs from our non-GAAP measures, we believe that our management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that the acquired assets will generate for us. We exclude certain acquisition- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies. In addition, we believe that providing supplemental non-GAAP measures that exclude these items allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We review our restructuring accruals and facilities requirements regularly and record adjustments to these estimates as required. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Litigation Settlement

We were involved in litigation with a certain competitor with whom we reached a settlement in the second quarter of 2019, under which the competitor agreed to pay us an aggregate amount of $63.0 million (see “Litigation Costs” above). This gain is included as a component of other (expense) income, net. We believe that such gains are not part of our core business or ongoing operations. Accordingly, we believe that excluding the gain on the litigation settlement related to this specific legal matter facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

Reduction to Deferred Purchase Consideration

We recorded $8.1 million in other (expense) income, net, in the first quarter of 2019 related to the reduction of cash deferred purchase consideration for Edgewater. We believe that such reductions to cash deferred purchase consideration are not part of our core business or ongoing operations, as they relate to specific acquisitive transactions. Accordingly, we believe that excluding such reductions related to acquisition transactions facilitates the comparison of our financial results to our historical results and to other companies in our industry.

Tax Effect of Non-GAAP Adjustments

Beginning with the second quarter of 2019, non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income.  The non-GAAP income tax expense assumes no available net operating losses or any valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from net income (loss): interest expense, net; income tax provision; depreciation; and amortization of intangible assets. In addition, we exclude from net income (loss): stock-based compensation expense; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; and other (expense) income, net. In general, we add back the expenses that we consider to be non-cash and/or not part of our ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way our management views them. We further believe that providing this information helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Revenue:
Product	$120,862	$75,899	$72,059
Service	89,631	82,083	73,362
Total revenue	210,493	157,982	145,421

Cost of revenue:
Product	61,529	44,933	36,433
Service	36,647	31,479	28,315
Total cost of revenue	98,176	76,412	64,748

Gross profit	112,317	81,570	80,673

Gross margin:
Product	49.1%	40.8%	49.4%
Service	59.1%	61.6%	61.4%
Total gross margin	53.4%	51.6%	55.5%

Operating expenses:
Research and development	51,796	42,295	35,301
Sales and marketing	37,617	36,351	28,893
General and administrative	15,094	17,205	12,466
Acquisition- and integration-related	857	12,384	1,965
Restructuring and related	5,361	2,075	9,144
Total operating expenses	110,725	110,310	87,769

Income (loss) from operations	1,592	(28,740)	(7,096)
Interest expense, net	(5,400)	(3,395)	(1,262)
Other (expense) income, net	(2,407)	(844)	62,861

(Loss) income before income taxes	(6,215)	(32,979)	54,503
Income tax provision	(2,036)	(191)	(5,033)

Net (loss) income	$(8,251)	$(33,170)	$49,470

(Loss) earnings per share:
Basic	$(0.06)	$(0.27)	$0.45
Diluted	$(0.06)	$(0.27)	$0.45

Weighted average shares used to compute (loss) earnings per share:
Basic	144,483	120,992	110,394
Diluted	144,483	120,992	110,698

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2020	2019
Revenue:
Product	$196,761	$119,539
Service	171,714	144,810
Total revenue	368,475	264,349

Cost of revenue:
Product	106,462	69,580
Service	68,126	57,507
Total cost of revenue	174,588	127,087

Gross profit	193,887	137,262

Gross margin:
Product	45.9%	41.8%
Service	60.3%	60.3%
Total gross margin	52.6%	51.9%

Operating expenses:
Research and development	94,091	71,234
Sales and marketing	73,968	58,952
General and administrative	32,299	31,160
Acquisition- and integration-related	13,241	5,164
Restructuring and related	7,436	14,076
Total operating expenses	221,035	180,586

Loss from operations	(27,148)	(43,324)
Interest expense, net	(8,795)	(2,626)
Other (expense) income, net	(3,251)	70,635

(Loss) income before income taxes	(39,194)	24,685
Income tax provision	(2,227)	(6,047)

Net (loss) income	$(41,421)	$18,638

(Loss) earnings per share:
Basic	$(0.31)	$0.17
Diluted	$(0.31)	$0.17

Weighted average shares used to compute (loss) earnings per share:
Basic	132,737	109,239
Diluted	132,737	109,672

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$80,992	$44,643
Restricted cash	13,052	-
Accounts receivable, net	204,601	192,706
Inventory	58,047	14,800
Other current assets	52,121	27,146
Total current assets	408,813	279,295

Property and equipment, net	48,004	28,976
Intangible assets, net	449,263	213,366
Goodwill	416,892	224,896
Deferred income taxes	6,416	4,959
Operating lease right-of-use assets	63,938	36,654
Other assets	34,736	26,762
	$1,428,062	$814,908

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$14,850	$2,500
Revolving credit facility	-	8,000
Accounts payable	73,066	31,412
Accrued expenses and other	130,727	56,700
Operating lease liabilities	18,300	7,719
Deferred revenue	105,694	100,406
Total current liabilities	342,637	206,737

Long-term debt, net of current	377,302	45,995
Operating lease liabilities, net of current	53,122	37,202
Deferred revenue, net of current	23,844	20,482
Deferred income taxes	17,720	4,648
Other long-term liabilities	68,660	16,589
Total liabilities	883,285	331,653

Commitments and contingencies

Stockholders' equity:
Common stock	14	11
Additional paid-in capital	1,863,374	1,747,784
Accumulated deficit	(1,308,488)	(1,267,067)
Accumulated other comprehensive (loss) income	(10,123)	2,527
Total stockholders' equity	544,777	483,255
	$1,428,062	$814,908

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(41,421)	$18,638
Adjustments to reconcile net (loss) income to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	8,260	5,891
Amortization of intangible assets	29,003	24,569
Amortization of debt issuance costs	2,554	175
Stock-based compensation	6,198	5,669
Deferred income taxes	97	4,358
Reduction in deferred purchase consideration	(69)	(8,124)
Foreign currency exchange losses	3,463	521
Changes in operating assets and liabilities:
Accounts receivable	45,422	33,121
Inventory	773	6,159
Other operating assets	14,282	(21,026)
Accounts payable	(41,515)	(12,763)
Accrued expenses and other long-term liabilities	9,111	(17,129)
Deferred revenue	554	(10,940)
Net cash provided by operating activities	36,712	29,119

Cash flows from investing activities:
Purchases of property and equipment	(14,891)	(6,153)
Business acqusitions, net of cash acquired	(346,852)	-
Maturities of marketable securities	-	7,295
Proceeds from the sale of fixed assets	43,500	-
Net cash (used in) provided by investing activities	(318,243)	1,142

Cash flows from financing activities:
Borrowings under revolving line of credit	615	92,000
Principal payments on revolving line of credit	(8,615)	(112,000)
Proceeds from issuance of term debt	403,500	50,000
Principal payments of long-term debt	(52,400)	-
Payment of deferred purchase consideration	-	(21,876)
Principal payment of debt, related party	-	(24,716)
Principal payments of finance leases	(668)	(500)
Payment of debt issuance costs	(10,573)	(884)
Proceeds from the sale of common stock in connection with employee stock purchase plan	-	506
Proceeds from the exercise of stock options	23	190
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(808)	(1,080)
Repurchase of common stock	-	(4,536)
Net cash provided by (used in) financing activities	331,074	(22,896)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(142)	127

Net increase in cash, cash equivalents and restricted cash	49,401	7,492
Cash and cash equivalents, beginning of year	44,643	43,694
Cash, cash equivalents and restricted cash, end of period	$94,044	$51,186

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Stock-based compensation
Cost of revenue - product	$39	$27	$22	$66	$36
Cost of revenue - service	159	130	151	289	243
Cost of revenue	198	157	173	355	279

Research and development expense	738	558	331	1,296	838
Sales and marketing expense	1,011	752	560	1,763	1,544
General and administrative expense	1,275	1,509	466	2,784	3,008
Operating expense	3,024	2,819	1,357	5,843	5,390

Total stock-based compensation	$3,222	$2,976	$1,530	$6,198	$5,669

Amortization of intangible assets
Cost of revenue - product	$10,950	$8,954	$10,092	$19,904	$19,737
Sales and marketing expense	3,719	5,380	2,555	9,099	4,832

Total amortization of intangible assets	$14,669	$14,334	$12,647	$29,003	$24,569

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Revenue	$210,493	$157,982	$145,421
Less revenue attributable to ECI	(63,586)	(29,951)	-
Ribbon standalone revenue	$146,907	$128,031	$145,421

GAAP Total gross margin	53.4%	51.6%	55.5%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of intangible assets	5.2%	5.7%	6.9%
Non-GAAP Total gross margin	58.7%	57.4%	62.5%

GAAP Total gross profit	$112,317	$81,570	$80,673
Less total gross profit attributable to ECI	(21,611)	(10,651)	-
Ribbon standalone gross profit	$90,706	$70,919	$80,673

Ribbon standalone gross margin (Ribbon standalone gross profit/Ribbon standalone revenue)	61.7%	55.4%	55.5%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of intangible assets	5.4%	6.2%	6.9%
Non-GAAP Ribbon standalone gross margin	67.2%	61.7%	62.5%

GAAP Net (loss) income	$(8,251)	$(33,170)	$49,470
Stock-based compensation	3,222	2,976	1,530
Amortization of intangible assets	14,669	14,334	12,647
Litigation costs	(937)	3,038	1,315
Acquisition- and integration-related expense	857	12,384	1,965
Restructuring and related expense	5,361	2,075	9,144
Gain on litigation settlement	-	-	(63,000)
Tax effect of non-GAAP adjustments	(6,626)	(764)	2,625
Non-GAAP net income	$8,295	$873	$15,696

(Loss) earnings per share
GAAP (loss) per share or diluted earnings per share	$(0.06)	$(0.27)	$0.45
Stock-based compensation	0.02	0.02	0.01
Amortization of intangible assets	0.10	0.13	0.12
Litigation costs	(0.01)	0.02	0.01
Acquisition- and integration-related expense	0.01	0.10	0.02
Restructuring and related expense	0.04	0.02	0.08
Gain on litigation settlement	-	-	(0.57)
Tax effect of non-GAAP adjustments	(0.04)	(0.01)	0.02
Non-GAAP Diluted earnings per share	$0.06	$0.01	$0.14

Weighted average shares used to compute (loss) per share or diluted earnings per share
GAAP Shares used to compute (loss) per share or diluted earnings per share	144,483	120,992	110,698
Non-GAAP Shares used to compute diluted earnings per share	150,512	121,603	110,698

Adjusted EBITDA
GAAP Net (loss) income	$(8,251)	$(33,170)	$49,470
Interest expense, net	5,400	3,395	1,262
Income tax provision	2,036	191	5,033
Depreciation	4,786	3,474	2,970
Amortization of intangible assets	14,669	14,334	12,647
Stock-based compensation	3,222	2,976	1,530
Litigation costs	(937)	3,038	1,315
Acquisition- and integration-related expense	857	12,384	1,965
Restructuring and related expense	5,361	2,075	9,144
Other expense (income), net	2,407	844	(62,861)
Non-GAAP Adjusted EBITDA	$29,550	$9,541	$22,475

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2020	2019
Revenue	$368,475	$264,349
Less revenue attributable to ECI	(93,537)	-
Ribbon standalone revenue	$274,938	$264,349

GAAP Total gross margin	52.6%	51.9%
Stock-based compensation	0.1%	0.1%
Amortization of intangible assets	5.4%	7.5%
Non-GAAP Total gross margin	58.1%	59.5%

GAAP Total gross profit	$193,887	$137,262
Less total gross profit attributable to ECI	(32,262)	-
Ribbon standalone gross profit	$161,625	$137,262

Ribbon standalone gross margin (Ribbon standalone gross profit/Ribbon standalone revenue)	58.8%	51.9%
Stock-based compensation	0.1%	0.1%
Amortization of intangible assets	5.7%	7.5%
Non-GAAP Ribbon standalone gross margin	64.6%	59.5%

GAAP Net (loss) income	$(41,421)	$18,638
Stock-based compensation	6,198	5,669
Amortization of intangible assets	29,003	24,569
Litigation costs	2,101	7,501
Acquisition- and integration-related expense	13,241	5,164
Restructuring and related expense	7,436	14,076
Reduction to deferred purchase consideration	-	(8,124)
Gain on litigation settlement	-	(63,000)
Tax effect of non-GAAP adjustments	(7,390)	2,625
Non-GAAP net income	$9,168	$7,118

(Loss) earnings per share
GAAP (loss) per share or diluted earnings per share	$(0.31)	$0.17
Stock-based compensation	0.05	0.05
Amortization of intangible assets	0.21	0.21
Litigation costs	0.02	0.07
Acquisition- and integration-related expense	0.10	0.05
Restructuring and related expense	0.05	0.13
Reduction to deferred purchase consideration	-	(0.07)
Gain on litigation settlement	-	(0.57)
Tax effect of non-GAAP adjustments	(0.05)	0.02
Non-GAAP Diluted earnings per share	$0.07	$0.06

Weighted average shares used to compute (loss) per share or diluted earnings per share
GAAP Shares used to compute (loss) per share or diluted earnings per share	132,737	109,672
Non-GAAP Shares used to compute diluted earnings per share	136,159	109,672

Adjusted EBITDA
GAAP Net (loss) income	$(41,421)	$18,638
Interest expense, net	8,795	2,626
Income tax provision	2,227	6,047
Depreciation	8,260	5,891
Amortization of intangible assets	29,003	24,569
Stock-based compensation	6,198	5,669
Litigation costs	2,101	7,501
Acquisition- and integration-related expense	13,241	5,164
Restructuring and related expense	7,436	14,076
Other expense (income), net	3,251	(70,635)
Non-GAAP Adjusted EBITDA	$39,091	$19,546

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending
	September 30, 2020
	Range
Revenue	$210	$220

(Loss) earnings per share
GAAP outlook	$(0.04)	$(0.02)
Stock-based compensation	0.02	0.02
Amortization of intangible assets	0.11	0.11
Acquisition- and integration-related expense	0.01	0.01
Restructuring and related expense	0.02	0.02
Tax effect of non-GAAP adjustments	(0.07)	(0.07)
Non-GAAP outlook	$0.05	$0.07

Weighted average shares used to compute (loss) per share or diluted earnings per share (in thousands)
GAAP Shares used to compute loss per share	145,000	145,000
Non-GAAP Shares used to compute diluted earnings per share	150,000	150,000

Adjusted EBITDA (in $ millions)
GAAP net loss outlook	$(6.8)	$(2.8)
Interest expense, net	5.6	5.6
Income tax benefit	(3.9)	(3.9)
Depreciation	4.3	4.3
Amortization of intangible assets	16.3	16.3
Stock-based compensation	3.6	3.6
Acquisition- and integration-related expense	1.2	1.2
Restructuring and related expense	3.1	3.1
Other expense, net	1.6	1.6
Non-GAAP outlook	$25.0	$29.0